EXHIBIT 1.01

VIASAT, INC.

CONFLICT MINERALS REPORT

Reporting Period:

January 1, 2016 - December 31, 2016

This Conflict Minerals Report (this “Report”) of ViaSat, Inc. for calendar year 2016 has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule imposes certain reporting obligations on every registrant having conflict minerals that are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured. Please refer to the Rule, Special Disclosure Report on Form SD (“Form SD”) and the 1934 Act Release No. 34-67716 (August 22, 2012) for definitions of the terms used in this Report, unless otherwise defined herein. This Report does not address any conflict minerals that were “outside the supply chain” prior to January 31, 2013, as any such conflict minerals are exempted under the Rule and Form SD. References in this Report to “ViaSat,” “we,” “us” and “our” mean ViaSat, Inc. and its consolidated subsidiaries.

A. Overview

ViaSat is an innovator in broadband technologies and services. Our end-to-end platform of high-capacity Ka-band satellites, ground infrastructure and user terminals enables us to provide cost-effective, high-speed, high-quality broadband solutions to enterprises, consumers and government users around the globe, whether on the ground, on the move or in flight. In addition, we develop and provide advanced wireless communications systems, secure networking systems and cybersecurity and information assurance products and services.

We manufacture or contract to manufacture a variety of advanced satellite-based and wireless products, systems and solutions. We have determined that the Rule applies to our business because necessary conflict minerals are contained in our products.

Therefore, in accordance with the Rule and Form SD, we have conducted, in good faith, a reasonable country of origin inquiry (“RCOI”) with our suppliers that was reasonably designed to determine whether any conflict minerals in our products originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (collectively, “Covered Countries”) or are from recycled or scrap sources. Based on our RCOI, we had reason to believe that, in calendar year 2016, necessary conflict minerals contained in our products may have originated in the Covered Countries, and had reason to believe that such necessary conflict minerals may not be from recycled or scrap sources. Therefore, given the possibility that necessary conflict minerals in our products may have originated from Covered Countries and may not be from recycled or scrap sources, we have conducted due diligence on the source and chain of custody of those conflict minerals.

B. Design of Conflict Minerals Program

We designed our conflict minerals program to conform in all material respects with the internationally recognized due diligence framework developed by The Organisation for Economic Co-operation and Development (“OECD”). See OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing, available at http://www.oecd.org/corporate/mne/GuidanceEdition2.pdf and the related Supplements for gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).

Our conflict minerals program has been designed to address each of the five steps in the OECD Guidance due diligence framework as they relate to our position as a “downstream” purchaser in the conflict minerals supply chain, namely:

•	establish strong company management systems regarding conflict minerals;

•	identify and assess risks in our supply chain;

•	design and implement a strategy to respond to identified risks in our supply chain;

•	utilize independent third-party audits of smelters and refiners; and

•	report publicly on our supply chain due diligence.

Because we are a downstream supplier, we are many steps removed from the mining of conflict minerals. The components and materials contained in our products are supplied by a large number of suppliers, through multiple tiers of distribution. Once minerals are in the supply chain, determining the smelter or the origin of minerals is a challenging process, and we are realistic about the limitations on what we can identify and control.

Consistent with these limitations, the OECD Guidance acknowledges that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. The Electronic Industry Citizenship Coalition and The Global e-Sustainability Initiative (the “EICC/GeSI”) Conflict-Free Sourcing Initiative guidance on implementing the OECD Guidance further recommends that, in conducting due diligence, downstream companies identify relevant or highest priority “tier-1” (direct) suppliers and focus their due diligence efforts on those priority suppliers first. Suggested factors for prioritizing tier-1 suppliers include annual spend.

Company Management Systems

We have established an internal conflict minerals program to manage risks in our supply chain through policies and procedures that are designed to help us understand whether the minerals in our products contribute to the ongoing conflict in the DRC. As part of our program, we have established and maintain company management systems that involve multiple levels of our organization.

ViaSat’s Statement on Conflict Minerals (which is publicly available on our website at www.viasat.com/legal/legal-statements) reflects our commitment to respect human rights through our responsible sourcing practices, as well as our commitment to avoid practices that may contribute to human rights abuses.

Our conflict minerals steering committee oversees the design and execution of our conflict minerals program. Members of our steering committee include senior executives from our finance, legal, operations, engineering and supply chain departments. The steering committee’s responsibilities include reviewing and approving our Statement on Conflict Minerals, the design of our conflict minerals program and the results of our RCOI and due diligence measures. Our steering committee meets as required throughout each calendar year to review and discuss our conflict minerals program, and is briefed as to the status and findings of the supply chain due diligence we conduct each year.

Our conflict minerals program is managed by a cross-functional compliance team, comprised of representatives from our contracts, supply chain, engineering, quality, finance and legal groups. This compliance team reports directly to our conflict minerals steering committee.

In addition to the company management systems described above, we have also implemented the following company management controls:

•	we provide our Statement on Conflict Minerals to all of our “tier-1” (direct) suppliers that supply relevant components and materials to us (referred to in this Report as our “Tier-1 Suppliers”) and communicate to them our expectations as to our supply chain and the responsible sourcing of conflict minerals;

•	we have adopted internal procedures with respect to conflict minerals into our quality management system (QMS);

•	we have put in place a grievance mechanism regarding our conflict minerals program;

•	we have established and maintain a central repository of information to facilitate analysis and identification of supplier responses received from our supply chain due diligence; and

•	we have incorporated provisions on conflict minerals as part of our standard terms and conditions for purchase orders.

We also support the establishment of industry forums to share and communicate information and develop policies on conflict minerals. In 2014, we became a member of the Conflict-Free Sourcing Initiative (“CFSI”), an organization committed to the responsible sourcing of conflict minerals, and we continue to be a supportive member of the organization.

Identification and Assessment of Supply Chain Risk

We have developed and implemented a risk management plan to identify and assess risks in our supply chain. To identify and assess these risks, we identify all of our Tier-1 Suppliers and conduct an annual supply chain survey of our Tier-1 Suppliers using the EICC/GeSI Conflict Minerals Reporting Template (the “EICC/GeSI Form”). We have elected to use the EICC/GeSI Form to elicit supply chain information from our suppliers because (1) it provides information critical to our due diligence efforts, and (2) it is a commonly used tool across many industries, thus easing the burden on our suppliers.

To maximize the effectiveness of our due diligence measures, we concentrate our due diligence efforts primarily on those Tier-1 Suppliers representing a substantial majority of our total annual expenditure on relevant components and materials (referred to in this Report as our “Priority Suppliers”).

In reviewing the diligence data we receive (whether from completed EICC/GeSI Forms, responses to our inquiries or otherwise), we apply evaluation processes to assess the reasonableness of the data and to check for the presence of “red flags.” We consider red flags to be obvious indications or circumstances that indicate the supplier disclosure may be inaccurate or improper and thus, may not be reliable. Factors we take into account in identifying and assessing supplier risk include:

•	the failure of a supplier to respond to our inquiries;

•	statements by a supplier that no conflict minerals are used in its products;

•	inadequacies and inconsistencies in, or incompleteness of, a supplier’s responses;

•	suppliers that indicate conflict minerals in their products may be sourced from Covered Countries; and

•	a supplier’s lack of sophistication, including unfamiliarity with the Rule.

In addition, we use the EICC/GeSI Form to identify conflict minerals processing facilities when reported in our supply chain by our Priority Suppliers. We obtain and validate information (where available) on the country of origin and mine location of conflict minerals processed at the identified facilities by relying on the information received through the CFSI’s third party audit program: the Conflict-Free Smelter Program (“CFSP”), which offers third-party audits of smelters and refiners to certify that the minerals they process originate from conflict-free sources.

Designing and Implementing a Strategy to Respond to Risk

We have developed processes to assess and respond to the risks identified in our supply chain ranging from continued procurement with corrective action letter requests to disengagement at the discretion of management. Our cross-functional compliance team manages the due diligence of our supply chain, and monitors, tracks and evaluates supplier responses to our due diligence efforts. Members of our cross-functional compliance team meet periodically to review the status and results of our due diligence measures and to discuss any actual or potential risks and red flags identified during diligence. Members of our cross-functional compliance team also monitor and track the measures we take to mitigate risks, and report on risk management to our steering committee. In addition, we support the development of due diligence practices through participation in CFSI working groups.

Independent Third-Party Audits of Smelters and Refiners

We do not have direct relationships with any smelters or refiners and accordingly do not directly audit any smelters or refiners in our supply chain. Instead, we rely on the third-party audits of smelters and refiners conducted as part of the CFSP. The CFSP uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program. The smelters and refiners that are found by the CFSP to be “compliant” are those for which the independent auditor has verified that the smelter and/or refiner does not process conflict minerals that have originated from mines in the Covered Countries that directly or indirectly financed or benefited armed groups. We also rely on the publicly available results of the CFSP third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain. We support independent third-party audits of processing facilities through our CFSI membership.

Public Reporting on our Supply Chain Due Diligence

We publish our Form SDs and Conflict Mineral Reports (including this Report) in the Financial Information section of our website at investors.viasat.com under the heading “SEC Filings,” and our Statement on Conflict Minerals is publicly available on our website at www.viasat.com/legal/legal-statments. Information found on or accessed through ViaSat’s website is not considered part of this Report and is not incorporated by reference herein. We also publicly file our Form SDs (which include our Conflict Minerals Reports) with the Securities and Exchange Commission.

C. Due Diligence Measures Performed

Set forth below is a description of the measures we performed to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products for calendar year 2016.

To determine whether necessary conflict minerals in our products in calendar year 2016 originated in Covered Countries, we assembled a comprehensive list of suppliers that provide goods and services directly to us. From this list, we identified over 800 Tier-1 Suppliers. We contacted each of these Tier-1 Suppliers individually, provided them with a link to our Statement on Conflict Minerals and a copy of the EICC/GeSI Form, and requested the return of the completed EICC/GeSI Form to us. Follow-up requests were sent to all Tier-1 Suppliers who did not respond. To maximize the effectiveness of our due diligence measures, we concentrate our due diligence efforts primarily on Priority Suppliers. We used our manufacturing data system to identify Priority Suppliers, and took additional measures to maximize the response rate from Priority Suppliers. We received responses from a majority of our Tier-1 Suppliers and nearly all of our Priority Suppliers.

We electronically aggregated and reviewed the data from all of the responses we received from our Tier-1 Suppliers by utilizing a conflict minerals data management tool that we designed to track communications with Tier-1 Suppliers, automate the identification of quality issues (e.g. incomplete EICC/GeSI Forms, inconsistent responses and red flags based on criteria defined internally) and aggregate EICC/GeSI Forms responses for analysis and reporting. We applied our evaluation processes to data received to assess the reasonableness of the data and to check for the presence of “red flags.” Where red flags were identified, we undertook further analysis of the information provided on the EICC/GeSI Form in order to assess any actual or potential risks to our supply chain and develop a recommended course of action. Where supplier responses indicated a need to conduct further due diligence, we conducted additional analysis or requested more detailed information, as appropriate.

We determine if the processing facilities reported to us by our Priority Suppliers adhere to responsible sourcing practices by verifying whether they are included on the list of CFSP-compliant processing facilities. We communicated red flags identified in the EICC/GeSI Forms responses through corrective action letter requests with our Priority Suppliers who answered that reported processing facilities are known to source conflict minerals from the Covered Countries. Members of our cross-functional compliance team met periodically to review the results from our due diligence efforts for calendar year 2016, and presented their findings to our steering committee.

We provide funding to non-profit and industry initiatives that support the responsible sourcing of conflict minerals through our CFSI membership.

D. Product Description

Products Containing Necessary Conflict Minerals

We have determined that substantially all of the products we manufacture or contract to manufacture contain conflict minerals necessary to the functionality or production of such products.

Facilities Used to Process, and Country of Origin of, the Necessary Conflict Minerals in our Products

Based on the information provided by our Tier-1 Suppliers and information made available by CFSI and the CFSP, we believe that the facilities that have been used to process conflict minerals in our products in calendar year 2016 may include the smelters and refiners listed in Annex I. As discussed above, we are a downstream supplier, many steps removed from the mining of conflict minerals, and accordingly rely on the information provided to us by our Tier-1 Suppliers (who are themselves generally multiple tiers downstream) to determine the country of origin of, or the facilities used to process, the conflict minerals contained in our products.

Of the 267 smelters and refiners identified as potentially being in our supply chain:

•	242 smelters and refiners were identified as “CFSP-compliant,” meaning that the processing facility has been audited and certified as compliant with CFSP audit protocols (including processing facilities currently undergoing re-audit);

•	24 smelters and refiners were identified as “CFSP-active,” meaning that the processing facility is actively pursuing CFSP certification in that they have either committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs; and

•	one processing facility was non-participating, meaning that it met the definition of a smelter or refiner under the CFSP audit protocols but does not participate in the CFSP.

Not all of these facilities may have processed conflict minerals in our products. Much of the smelter and refiner information provided by our Tier-1 Suppliers was provided at a “company” level (meaning that they reported all of the smelters and refiners that may have processed the conflict minerals contained in all of their products, not just those pertaining to the products sold to us). They may also have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their own suppliers or for other reasons. Therefore, the list of processing facilities disclosed in Annex I may over-represent the number of processing facilities that process the conflict minerals contained in our products.

Efforts to Determine Mine or Location of Origin

We have determined that our due diligence efforts, including requesting our Tier-1 Suppliers to complete the EICC/GeSI Form and reviewing the CFSP status of identified smelters and refiners, represent our reasonable best efforts to determine the mines or locations of origin of the conflict minerals in our supply chain.

E. Future Steps to Mitigate Risk

Our conflict minerals program is aimed at the continuous improvement of our understanding of our supply chain and risk reduction over time. We intend to continue to take steps to improve our due diligence processes and to minimize the risk that our necessary conflict minerals benefit armed groups. Due diligence is an ongoing, proactive and reactive process, and we are continuing to work with our suppliers to identify and prevent or mitigate risks of adverse impacts associated with conflict minerals.

The primary risks we identified in calendar year 2016 continue to be related to inconsistencies or inadequacies in, or the incompleteness of, suppliers’ responses to the EICC/GeSI Forms, the inability of our suppliers to confirm whether or not minerals used in their parts and components were sourced from Covered Countries, and the associated difficulties in identifying the smelters and refiners in our supply chain. With respect to necessary conflict minerals contained in our products with respect to calendar year 2017, we expect to continue to engage with our suppliers to clearly communicate our expectations with regard to conflict minerals sourcing and to educate them on the importance of conflict minerals supply chain diligence. In particular, we continue to encourage our suppliers to work with their own immediate suppliers to improve the transparency, accuracy, validity, reliability and completeness of conflict minerals sourcing information (particularly with regard to information provided regarding smelters and refiners used to process conflict minerals and mine or location of origin and country of origin information), and to minimize the risk that our necessary conflict minerals benefit armed groups in the Covered Countries. As our Tier-1 Suppliers continue to report smelters and refiners that we believe are not operational or that may have been misidentified as smelters or refiners, we continue to work with our suppliers to re-validate, improve and refine reported information. We strive to use only Priority Suppliers that source from CFSP-compliant processing facilities in our supply chain to the maximum extent practicable. In addition, we may consider improving automated solutions to help us analyze conflict minerals information received from our suppliers more efficiently. We also intend to continue to encourage suppliers to source conflict minerals from smelters or refiners that have been identified as “compliant” by the CFSP.

Certain of the matters discussed in this Report, including in particular, future steps to mitigate risks that the conflict minerals contained in our products could benefit armed groups in the Covered Countries, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Annex I

List of Smelters and Refiners Reported in ViaSat’s Supply Chain in 2016

Conflict Mineral	Name of Smelter or Refiner	Country Location of Smelter or Refiner

Gold	Abington Reldan Metals, LLC (**)	U.S.A.

Gold	Planta Recuperadora de Metales SpA (**)	Chile

Gold	Al Etihad Gold Refinery DMCC (**)	United Arab Emirates

Gold	Bangalore Refinery (**)	India

Gold	Cendres + Métaux S.A. (**)	Switzerland

Gold	Daejin Indus Co., Ltd. (**)	South Korea

Gold	Geib Refining Corporation (**)	U.S.A.

Gold	KGHM Polska Miedź Spółka Akcyjna (**)	Poland

Gold	Korea Zinc Co., Ltd. (**)	South Korea

Gold	Metalor Technologies (Suzhou) Ltd. (**)	China

Gold	Modeltech Sdn Bhd (**)	Malaysia

Gold	Navoi Mining and Metallurgical Combinat (**)	Uzbekistan

Gold	SungEel HiTech (**)	South Korea

Gold	Advanced Chemical Company (*)	U.S.A.

Gold	Aida Chemical Industries Co., Ltd. (*)	Japan

Gold	Allgemeine Gold-und Silberscheideanstalt A.G. (*)	Germany

Gold	Almalyk Mining and Metallurgical Complex (AMMC) (*)	Uzbekistan

Gold	AngloGold Ashanti Córrego do Sítio Mineração (*)	Brazil

Gold	Argor-Heraeus S.A. (*)	Switzerland

Gold	Asahi Pretec Corp. (*)	Japan

Gold	Asahi Refining Canada Ltd. (*)	Canada

Gold	Asahi Refining USA Inc. (*)	U.S.A.

Gold	Asaka Riken Co., Ltd. (*)	Japan

Gold	AU Traders and Refiners (*)	South Africa

Gold	Aurubis AG (*)	Germany

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) (*)	Philippines

Gold	Boliden AB (*)	Sweden

Gold	C. Hafner GmbH + Co. KG (*)	Germany

Gold	CCR Refinery - Glencore Canada Corporation (*)	Canada

Gold	Chimet S.p.A. (*)	Italy

Gold	DODUCO GmbH (*)	Germany

Gold	Dowa (*)	Japan

Gold	DSC (Do Sung Corporation) (*)	South Korea

Gold	Eco-System Recycling Co., Ltd. (*)	Japan

Gold	Elemetal Refining, LLC (*)	U.S.A.

Gold	Emirates Gold DMCC (*)	United Arab Emirates

Gold	Heimerle + Meule GmbH (*)	Germany

Gold	Heraeus Precious Metals GmbH & Co. KG (*)	Germany

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. (*)	China

Gold	Ishifuku Metal Industry Co., Ltd. (*)	Japan

Gold	Istanbul Gold Refinery (*)	Turkey

Gold	Japan Mint (*)	Japan

Gold	Jiangxi Copper Co., Ltd. (*)	China

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant (*)	Russia

Gold	JSC Uralelectromed (*)	Russia

Gold	JX Nippon Mining & Metals Co., Ltd. (*)	Japan

Gold	Kazzinc (*)	Kazakhstan

Gold	Kennecott Utah Copper LLC (*)	U.S.A.

Gold	Kojima Chemicals Co., Ltd. (*)	Japan

Gold	Kyrgyzaltyn JSC (*)	Kyrgyzstan

Gold	LS-NIKKO Copper Inc. (*)	South Korea

Gold	Materion (*)	U.S.A.

Gold	Matsuda Sangyo Co., Ltd. (*)	Japan

Gold	Metalor Technologies (Hong Kong) Ltd. (*)	China

Gold	Metalor Technologies (Singapore) Pte., Ltd. (*)	Singapore

Gold	Metalor USA Refining Corporation (*)	U.S.A.

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V. (*)	Mexico

Gold	Mitsubishi Materials Corporation (*)	Japan

Gold	Mitsui Mining and Smelting Co., Ltd. (*)	Japan

Gold	MMTC-PAMP India Pvt., Ltd. (*)	India

Gold	Moscow Special Alloys Processing Plant (*)	Russia

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş. (*)	Turkey

Gold	Nihon Material Co., Ltd. (*)	Japan

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH (*)	Austria

Gold	Ohura Precious Metal Industry Co., Ltd. (*)	Japan

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet) (*)	Russia

Gold	OJSC Novosibirsk Refinery (*)	Russia

Gold	PAMP S.A. (*)	Switzerland

Gold	Prioksky Plant of Non-Ferrous Metals (*)	Russia

Gold	PT Aneka Tambang (Persero) Tbk (*)	Indonesia

Gold	PX Précinox S.A. (*)	Switzerland

Gold	Rand Refinery (Pty) Ltd. (*)	South Africa

Gold	Republic Metals Corporation (*)	U.S.A.

Gold	Royal Canadian Mint (*)	Canada

Gold	Samduck Precious Metals (*)	South Korea

Gold	SAXONIA Edelmetalle GmbH (*)	Germany

Gold	Schone Edelmetaal B.V. (*)	Netherlands

Gold	SEMPSA Joyería Platería S.A. (*)	Spain

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. (*)	China

Gold	Sichuan Tianze Precious Metals Co., Ltd. (*)	China

Gold	Singway Technology Co., Ltd. (*)	Taiwan

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals (*)	Russia

Gold	Solar Applied Materials Technology Corp. (*)	Taiwan

Gold	Sumitomo Metal Mining Co., Ltd. (*)	Japan

Gold	T.C.A S.p.A (*)	Italy

Gold	Tanaka Kikinzoku Kogyo K.K. (*)	Japan

Gold	The Refinery of Shandong Gold Mining Co., Ltd. (*)	China

Gold	Tokuriki Honten Co., Ltd. (*)	Japan

Gold	Torecom (*)	South Korea

Gold	Umicore Brasil Ltda. (*)	Brazil

Gold	Umicore Precious Metals Thailand (*)	Thailand

Gold	Umicore S.A. Business Unit Precious Metals Refining (*)	Belgium

Gold	United Precious Metal Refining, Inc. (*)	U.S.A.

Gold	Valcambi S.A. (*)	Switzerland

Gold	Western Australian Mint trading as The Perth Mint (*)	Australia

Gold	WIELAND Edelmetalle GmbH (*)	Germany

Gold	Yamamoto Precious Metal Co., Ltd. (*)	Japan

Gold	Yokohama Metal Co., Ltd. (*)	Japan

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation (*)	China

Gold	Zijin Mining Group Co., Ltd. Gold Refinery (*)	China

Gold	Heraeus Ltd. Hong Kong (*)	China

Gold	Metalor Technologies S.A. (*)	Switzerland

Tantalum	Changsha South Tantalum Niobium Co., Ltd. (*)	China

Tantalum	Conghua Tantalum and Niobium Smeltry (*)	China

Tantalum	D Block Metals, LLC (*)	U.S.A.

Tantalum	Duoluoshan (*)	China

Tantalum	Exotech Inc. (*)	U.S.A.

Tantalum	F&X Electro-Materials Ltd. (*)	China

Tantalum	FIR Metals & Resource Ltd. (*)	China

Tantalum	Global Advanced Metals Aizu (*)	Japan

Tantalum	Global Advanced Metals Boyertown (*)	U.S.A.

Tantalum	Guangdong Zhiyuan New Material Co., Ltd. (*)	China

Tantalum	H.C. Starck Co., Ltd. (*)	Thailand

Tantalum	H.C. Starck GmbH Goslar (*)	Germany

Tantalum	H.C. Starck GmbH Laufenburg (*)	Germany

Tantalum	H.C. Starck Hermsdorf GmbH (*)	Germany

Tantalum	H.C. Starck Inc. (*)	U.S.A.

Tantalum	H.C. Starck Ltd. (*)	Japan

Tantalum	H.C. Starck Smelting GmbH & Co. KG (*)	Germany

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. (*)	China

Tantalum	Hi-Temp Specialty Metals, Inc. (*)	U.S.A.

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. (*)	China

Tantalum	Jiangxi Tuohong New Raw Material (*)	China

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. (*)	China

Tantalum	Jiujiang Tanbre Co., Ltd. (*)	China

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. (*)	China

Tantalum	KEMET Blue Metals (*)	Mexico

Tantalum	KEMET Blue Powder (*)	U.S.A.

Tantalum	King-Tan Tantalum Industry Ltd. (*)	China

Tantalum	LSM Brasil S.A. (*)	Brazil

Tantalum	Metallurgical Products India Pvt., Ltd. (*)	India

Tantalum	Mineração Taboca S.A. (*)	Brazil

Tantalum	Mitsui Mining and Smelting Co., Ltd. (*)	Japan

Tantalum	Molycorp Silmet A.S.	Estonia

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. (*)	China

Tantalum	Plansee SE Liezen (*)	Austria

Tantalum	Plansee SE Reutte (*)	Austria

Tantalum	Power Resources Ltd. (*)	Macedonia

Tantalum	QuantumClean (*)	U.S.A.

Tantalum	Resind Indústria e Comércio Ltda. (*)	Brazil

Tantalum	RFH Tantalum Smeltry Co., Ltd. (*)	China

Tantalum	Solikamsk Magnesium Works OAO (*)	Russia

Tantalum	Taki Chemical Co., Ltd. (*)	Japan

Tantalum	Telex Metals (*)	U.S.A.

Tantalum	Tranzact, Inc. (*)	U.S.A.

Tantalum	Ulba Metallurgical Plant JSC (*)	Kazakhstan

Tantalum	XinXing HaoRong Electronic Material Co., Ltd. (*)	China

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd. (*)	China

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd. (*)	China

Tin	An Vinh Joint Stock Mineral Processing Company (**)	Vietnam

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company (**)	Vietnam

Tin	Gejiu Fengming Metallurgy Chemical Plant (**)	China

Tin	Gejiu Jinye Mineral Company (**)	China

Tin	Gejiu Kai Meng Industry and Trade LLC (**)	China

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. (**)	China

Tin	Modeltech Sdn Bhd (**)	Malaysia

Tin	Nankang Nanshan Tin Manufactory Co., Ltd. (**)	China

Tin	PT Karimun Mining (**)	Indonesia

Tin	PT O.M. Indonesia (**)	Indonesia

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. (**)	China

Tin	Alpha (*)	U.S.A.

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. (*)	China

Tin	China Tin Group Co., Ltd. (*)	China

Tin	Cooperativa Metalurgica de Rondônia Ltda. (*)	Brazil

Tin	CV Ayi Jaya (*)	Indonesia

Tin	CV Dua Sekawan (*)	Indonesia

Tin	CV Gita Pesona (*)	Indonesia

Tin	CV Serumpun Sebalai (*)	Indonesia

Tin	CV Tiga Sekawan (*)	Indonesia

Tin	CV United Smelting (*)	Indonesia

Tin	Dowa (*)	Japan

Tin	Elmet S.L.U. (*)	Spain

Tin	EM Vinto (*)	Bolivia

Tin	Fenix Metals (*)	Poland

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. (*)	China

Tin	Guanyang Guida Nonferrous Metal Smelting Plant (*)	China

Tin	HuiChang Hill Tin Industry Co., Ltd. (*)	China

Tin	Jiangxi Ketai Advanced Material Co., Ltd. (*)	China

Tin	Malaysia Smelting Corporation (MSC) (*)	Malaysia

Tin	Metallic Resources, Inc. (*)	U.S.A.

Tin	Metallo-Chimique N.V. (*)	Belgium

Tin	Mineração Taboca S.A. (*)	Brazil

Tin	Minsur (*)	Peru

Tin	Mitsubishi Materials Corporation (*)	Japan

Tin	O.M. Manufacturing (Thailand) Co., Ltd. (*)	Thailand

Tin	Operaciones Metalurgical S.A. (*)	Bolivia

Tin	PT Aries Kencana Sejahtera (*)	Indonesia

Tin	PT Artha Cipta Langgeng (*)	Indonesia

Tin	PT Babel Inti Perkasa (*)	Indonesia

Tin	PT Bangka Prima Tin (*)	Indonesia

Tin	PT Bangka Tin Industry (*)	Indonesia

Tin	PT Belitung Industri Sejahtera (*)	Indonesia

Tin	PT Bukit Timah (*)	Indonesia

Tin	PT Cipta Persada Mulia (*)	Indonesia

Tin	PT DS Jaya Abadi (*)	Indonesia

Tin	PT Eunindo Usaha Mandiri (*)	Indonesia

Tin	PT Justindo (*)	Indonesia

Tin	PT Kijang Jaya Mandiri (*)	Indonesia

Tin	PT Lautan Harmonis Sejahtera (*)	Indonesia

Tin	PT Menara Cipta Mulia (*)	Indonesia

Tin	PT Mitra Stania Prima (*)	Indonesia

Tin	PT Panca Mega Persada (*)	Indonesia

Tin	PT Prima Timah Utama (*)	Indonesia

Tin	PT Refined Bangka Tin (*)	Indonesia

Tin	PT Sariwiguna Binasentosa (*)	Indonesia

Tin	PT Stanindo Inti Perkasa (*)	Indonesia

Tin	PT Sukses Inti Makmur (*)	Indonesia

Tin	PT Sumber Jaya Indah (*)	Indonesia

Tin	PT Timah (Persero) Tbk Kundur (*)	Indonesia

Tin	PT Timah (Persero) Tbk Mentok (*)	Indonesia

Tin	PT Tinindo Inter Nusa (*)	Indonesia

Tin	PT Tommy Utama (*)	Indonesia

Tin	Resind Indústria e Comércio Ltda. (*)	Brazil

Tin	Rui Da Hung (*)	Taiwan

Tin	Soft Metais Ltda. (*)	Brazil

Tin	Thaisarco (*)	Thailand

Tin	VQB Mineral and Trading Group JSC (*)	Vietnam

Tin	White Solder Metalurgia e Mineração Ltda. (*)	Brazil

Tin	Yunnan Tin Company Limited (*)	China

Tin	O.M. Manufacturing Philippines, Inc. (*)	Philippines

Tin	PT Wahana Perkit Jaya (*)	Indonesia

Tin	CV Venus Inti Perkasa (*)	Indonesia

Tin	Magnu’s Minerais Metais e Ligas Ltda. (*)	Brazil

Tin	Melt Metais e Ligas S.A. (*)	Brazil

Tin	PT ATD Makmur Mandiri Jaya (*)	Indonesia

Tin	PT Inti Stania Prima (*)	Indonesia

Tungsten	A.L.M.T. TUNGSTEN Corp. (*)	Japan

Tungsten	Asia Tungsten Products Vietnam Ltd. (*)	Vietnam

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. (*)	China

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. (*)	China

Tungsten	Fujian Jinxin Tungsten Co., Ltd. (*)	China

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. (*)	China

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. (*)	China

Tungsten	Global Tungsten & Powders Corp. (*)	U.S.A.

Tungsten	Guangdong Xianglu Tungsten Co., Ltd. (*)	China

Tungsten	H.C. Starck GmbH (*)	Germany

Tungsten	H.C. Starck Smelting GmbH & Co.KG (*)	Germany

Tungsten	Hunan Chenzhou Mining Co., Ltd. (*)	China

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji (*)	China

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. (*)	China

Tungsten	Hydrometallurg, JSC (*)	Russia

Tungsten	Japan New Metals Co., Ltd. (*)	Japan

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. (*)	China

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. (*)	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. (*)	China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. (*)	China

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd. (*)	China

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. (*)	China

Tungsten	Kennametal Fallon (*)	U.S.A.

Tungsten	Kennametal Huntsville (*)	U.S.A.

Tungsten	Malipo Haiyu Tungsten Co., Ltd. (*)	China

Tungsten	Moliren Ltd (*)	Russia

Tungsten	Niagara Refining LLC (*)	U.S.A.

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC (*)	Vietnam

Tungsten	Philippine Chuangxin Industrial Co., Inc. (*)	Philippines

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City (*)	China

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. (*)	Vietnam

Tungsten	Unecha Refractory metals plant (*)	Russia

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd. (*)	Vietnam

Tungsten	Wolfram Bergbau und Hütten AG (*)	Austria

Tungsten	Woltech Korea Co., Ltd. (*)	South Korea

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. (*)	China

Tungsten	Xiamen Tungsten Co., Ltd. (*)	China

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. (*)	China

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd. (*)	China

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China

* Smelters or refiners that have been identified by the CFSP as “compliant.”

** Smelters or refiners that have been identified by the CFSP as “active.”